                                                                       EXHIBIT 4







                              [STATS COMPANY LOGO]


                          ST ASSEMBLY TEST SERVICES LTD

                             SHARE OPTION PLAN 1999

                             Adopted on 28 May 1999

               Amended by ordinary resolution approved at the 6th
                   Annual General Meeting held on 8 June 2000

           Amended by the Executive Resource & Compensation Committee
                               on 23 October 2001

                                TABLE OF CONTENTS

                                                                        PAGE NO.
                                                                        --------
SECTION 1.  ESTABLISHMENT AND PURPOSE.                                         1

SECTION 2.  ADMINISTRATION.                                                    1

     (a)    COMMITTEES OF THE BOARD OF DIRECTORS.                              1

     (b)    AUTHORITY OF THE BOARD OF DIRECTORS.                               1

SECTION 3.  ELIGIBILITY.                                                       2

     (a)    GENERAL RULE.                                                      2

     (b)    TEN PERCENT SHAREHOLDERS.                                          2

SECTION 4.  SHARES SUBJECT TO PLAN.                                            2

     (a)    BASIC LIMITATION.                                                  2

     (b)    ADDITIONAL SHARES.                                                 2

SECTION 5.  TERMS AND CONDITIONS OF OPTIONS.                                   3

     (a)    SHARE OPTION AGREEMENT.                                            3

     (b)    NUMBER OF SHARES.                                                  3

     (c)    EXERCISE PRICE.                                                    3

     (d)    WITHHOLDING TAXES.                                                 3

     (e)    EXERCISABILITY.                                                    3

     (f)    CHANGE OF CONTROL.                                                 4

     (g)    BASIC TERM.                                                        4

     (h)    NONTRANSFERABILITY.                                                5

     (i)    TERMINATION OF SERVICE (EXCEPT BY DEATH).                          5

     (j)    LEAVE OF ABSENCE.                                                  5

     (k)    DEATH OF OPTIONEE.                                                 6

     (l)    NO RIGHTS AS A SHAREHOLDER.                                        6

                                        i

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

     (m)    MODIFICATION, EXTENSION AND ASSUMPTION OF OPTIONS.                 6

SECTION 6.  PAYMENT FOR SHARES.                                                6

     (a)    GENERAL RULE.                                                      6

     (b)    SURRENDER OF SHARES.                                               7

     (c)    EXERCISE/SALE.                                                     7

     (d)    EXERCISE/PLEDGE.                                                   7

SECTION 7.  ADJUSTMENT OF SHARES.                                              7

     (a)    GENERAL.                                                           7

     (b)    RESERVATION OF RIGHTS.                                             7

SECTION 8.  SECURITIES LAW REQUIREMENTS.                                       8

SECTION 9.  NO RETENTION RIGHTS.                                               8

SECTION 10. DURATION AND AMENDMENTS.                                           8

     (a)    TERM OF THE PLAN.                                                  8

     (b)    RIGHT TO AMEND OR TERMINATE THE PLAN.                              8

     (c)    EFFECT OF AMENDMENT OR TERMINATION.                                9

SECTION 11.  DEFINITIONS.                                                      9

SECTION 12.  EXECUTION.                                                       11

                              [STATS COMPANY LOGO]

                          ST ASSEMBLY TEST SERVICES LTD

                             SHARE OPTION PLAN 1999

                             Adopted on 28 May 1999
   Amended by ordinary resolution approved at the 6th Annual Meeting held on
                                  8 June 2000
         Amended by the Executive Resource & Compensation Committee on
                                 23 October 2001


SECTION 1. ESTABLISHMENT AND PURPOSE.

     The purpose of the Plan is to offer selected individuals an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by exercising Options to purchase the Company's Shares. Options granted under the Plan may include Nonstatutory Options as well as ISOs intended to qualify under Section 422 of the U.S. Tax Code.

     Capitalized terms are defined in Section 11.


SECTION 2. ADMINISTRATION.

     (a)  COMMITTEES OF THE BOARD OF DIRECTORS.

     The Plan may be administered by one or more Committees. Each Committee shall consist of two or more members who have been appointed by the Board of Directors. A member of a Committee need not be a member of the Board of Directors. Each Committee shall have such authority and be responsible for such functions as the Board of Directors has assigned to it. If no Committee has been appointed, the entire Board of Directors shall administer the Plan. Any reference to the Board of Directors in the Plan shall be construed as a reference to the Committee (if any) to whom the Board of Directors has assigned a particular function.

     (b)  AUTHORITY OF THE BOARD OF DIRECTORS.

     Subject to the provisions of the Plan, the Board of Directors shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. All decisions, interpretations and other actions of the Board of Directors shall be final and binding on all Optionees and all persons deriving their rights from an Optionee.

SECTION 3. ELIGIBILITY.

     (a)  GENERAL RULE.

     Employees, Outside Directors and Consultants shall be eligible for the grant of Options except as follows:

          (i) Employees of Affiliated Companies, Outside Directors and Consultants shall not be eligible for the grant of ISOs; and

          (ii) Employees, Outside Directors and Consultants of Affiliated Companies who are residents of the United States shall not be eligible for the grant of Options.

     (b)  TEN PERCENT SHAREHOLDERS.

     An individual who owns more than 10% of the total combined voting power of all classes of outstanding shares of the Company, its Parent or any of its Subsidiaries shall not be eligible to be granted ISOs unless (i) the Exercise Price of the ISO is at least 110% of the Fair Market Value of a Share on the date of grant and (ii) such ISO by its terms is not exercisable after the expiration of five years from the date of grant. For purposes of this Subsection
(b), in determining share ownership, the attribution rules of Section 424(d) of the U.S. Tax Code shall be applied.


SECTION 4. SHARES SUBJECT TO PLAN.

     (a)  BASIC LIMITATION.

     Shares offered under the Plan may be authorized but unissued Shares. The aggregate number of Shares (inclusive of Shares that may be issued upon the exercise of ISOs) that may be issued under this Plan and under or pursuant to all other share incentive and option schemes approved by the Board of Directors and contracts of employment (upon exercise of Options or other rights to acquire Shares) shall not exceed one hundred and fifty million (150 million) Shares. Such number shall be subject to adjustment pursuant to Section 7. The aggregate number of Shares that are subject to Options or other rights outstanding at any time under the Plan and under or pursuant to all other share incentive and option schemes approved by the Board of Directors and contracts of employment shall not exceed the number of Shares that then remain available for issuance. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirement of the Plan.

     (b)  ADDITIONAL SHARES.

     In the event that any outstanding Option for any reason expires or is cancelled or otherwise terminated, the Shares allocable to the unexercised portion of such Option shall again be available for the purposes of the Plan and all other share incentive and option schemes approved by the Board of Directors and contracts of employment. However, the aggregate number of Shares that may be issued upon the exercise of ISOs shall in no event exceed one hundred and fifty million (150 million) Shares (subject to adjustment pursuant to Section 7).


SECTION 5. TERMS AND CONDITIONS OF OPTIONS.

     (a)  SHARE OPTION AGREEMENT.

     Each grant of an Option under the Plan shall be evidenced by a Share Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Share Option Agreement. The provisions of the various Share Option Agreements entered into under the Plan need not be identical.

     (b)  NUMBER OF SHARES.

     Each Share Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 7. The Share Option Agreement shall also specify whether the Option is an ISO or a Nonstatutory Option.

     (c)  EXERCISE PRICE.

     Each Share Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a Share on the date of grant, and a higher percentage may be required by Section 3(b). In no event shall the Exercise Price of an Option be less than the par value of Share on the date of grant. Subject to the preceding two sentences, the Exercise Price under any Option shall be determined by the Board of Directors at its sole discretion. The Exercise Price shall be payable in a form described in Section 6.

     (d)  WITHHOLDING TAXES.

     As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Board of Directors may require for the satisfaction of any withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Board of Directors may require for the satisfaction of any withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

     (e)  EXERCISABILITY.

     Each Share Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. In the case of an Optionee who is not an Officer of the Company, an Outside Director or a Consultant, an Option shall become exercisable at least as rapidly as 20% per year over the five-year period commencing on the date of grant. No Option that has an Exercise Price that is equal to or greater than the Fair Market Value of a Share on the date of grant shall be exercisable prior to the first anniversary of the date of grant. No Option that has an Exercise Price that is less than the Fair Market Value of a Share on the date of grant shall be exercisable prior to the second anniversary of the date of grant. Subject to the preceding sentences, the exercisability provisions of any Share Option Agreement shall be determined by the Board of Directors at its sole discretion.

     (f)  CHANGE OF CONTROL.

     In the event of a Change of Control, in addition to any action required or authorized by the terms of a Share Option Agreement, the Board of Directors may, in its sole discretion unless otherwise provided in a Share Option Agreement, take any or all or any combination of the following actions as a result, or in anticipation, of any such event:

          (i) accelerate the time period for purposes of vesting in, or realizing gain from, any outstanding Option made pursuant to this Plan;

          (ii) provide for the continuation of any outstanding Options by the Company (if the Company is the survivor corporation);

          (iii) provide for the assumption of outstanding Options by the surviving corporation or its parent;

          (iv) provide for the substitution by the surviving corporation or its parent of options with substantially the same terms as outstanding Options;

          (v) cancel of each outstanding Option but only after payment to the Optionee of an amount in cash or cash equivalents equal to (A) the Fair Market Value of the Shares subject to such Option at the time of the merger or consolidation minus (B) the Exercise Price of the Shares subject to such Option; or

          (vi) make adjustments or modifications to outstanding Options as the Board of Directors deems appropriate to maintain and protect the rights and interests of Optionees following the Change of Control.

     Any such action approved by the Board of Directors shall be conclusive and binding on the Company and all Optionees.

     (g)  BASIC TERM.

     The Share Option Agreement shall specify the term of the Option. The term shall not exceed 10 years from the date of grant, and a shorter term may be required by Section 3(b). Subject to the preceding sentence, the Board of Directors at its sole discretion shall determine when an Option is to expire.

     (h)  NONTRANSFERABILITY.

     No Option shall be transferable by the Optionee other than to an Optionee's personal representative on the death of that Optionee. An Option may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee's guardian or legal representative or such other person who has the management of the Optionee's estate. No Option or interest therein may be transferred, assigned, pledged or hypothecated by the Optionee or by the Optionee's guardian or legal representative or such person who has the management of the Optionee's estate, or during the Optionee's lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

     (i)  TERMINATION OF SERVICE (EXCEPT BY DEATH).

     If an Optionee's Service terminates for any reason other than the Optionee's death, then the Optionee's Options shall expire on the earliest of the following occasions:

          (i) The expiration date determined pursuant to Subsection (g) above;

          (ii) The date 30 days after the termination of the Optionee's Service for any reason other than Disability, or such later date as the Board of Directors may determine; or

          (iii) The date 12 months after the termination of the Optionee's Service by reason of Disability, or such later date as the Board of Directors may determine.

The Optionee or his guardian or legal representative or such other person who has the management of the Optionee's estate may exercise all or part of the Optionee's Options at any time before the expiration of such Options under the preceding sentence but only to the extent that such Options had become exercisable before the Optionee's Service terminated (or became exercisable as a result of the termination) unless otherwise determined by the Board of Directors in its sole discretion. The balance of such Options shall lapse when the Optionee's Service terminates. In the event that the Optionee dies after the termination of the Optionee's Service but before the expiration of the Optionee's Options, all or part of such Options may be exercised (prior to expiration) by the Optionee's personal representatives, but only to the extent that such Options had become exercisable before the Optionee's Service terminated (or became exercisable as a result of the termination).

     (j)  LEAVE OF ABSENCE.

     For purposes of Subsection (i) above, Service shall be deemed to continue while the Optionee is on a bona fide leave of absence, if such leave was approved by the Company in writing and if continued crediting of Service for this purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).

     (k)  DEATH OF OPTIONEE.

     If an Optionee dies while the Optionee is in Service, then the Optionee's Options shall expire on the earlier of the following dates:

          (i) The expiration date determined pursuant to Subsection (g) above;
     or
          (ii) The date 12 months after the Optionee's death or such later date as the Board of Directors may determine.

All or part of the Optionee's Options may be exercised at any time before the expiration of such Options under the preceding sentence by the Optionee's personal representatives, but only to the extent that such Options had become exercisable before the Optionee's death or became exercisable as a result of the death unless otherwise determined by the Board of Directors in its sole discretion. The balance of such Options shall lapse when the Optionee dies.

     (l)  NO RIGHTS AS A SHAREHOLDER.

     An Optionee, or his guardian, legal representative or such other person who has the management of the Optionee's estate, or the personal representatives of an Optionee in the event of the death of an Optionee, shall have no rights as a shareholder with respect to any Shares covered by the Optionee's Option until such person has been allotted and issued such Shares by filing a notice of exercise and paying the Exercise Price pursuant to the terms of such Option.

     (m)  MODIFICATION, EXTENSION AND ASSUMPTION OF OPTIONS.

     Within the limitations of the Plan, the Board of Directors may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair the Optionee's rights or increase the Optionee's obligations under such Option.


SECTION 6. PAYMENT FOR SHARES.

     (a)  GENERAL RULE.

     The entire Exercise Price of Shares issued under the Plan shall be payable in cash or cash equivalents at the time when the Options are exercised, except as otherwise provided in this Section 6.

     (b)  SURRENDER OF SHARES.

     To the extent that a Share Option Agreement so provides and provided that the relevant requirements of the Companies Act, Chapter 50 of Singapore and the requirements of all other prevailing laws and regulations have been complied with, all or any part of the Exercise Price may be paid by surrendering Shares that are already owned by the Optionee. Such Shares shall be valued at their Fair Market Value on the date when the Option is exercised. The Optionee shall not surrender Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

     (c)  EXERCISE/SALE.

     To the extent that a Share Option Agreement so provides, and if Shares are publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.

     (d)  EXERCISE/PLEDGE.

     To the extent that a Share Option Agreement so provides, and if Shares are publicly traded, payment may be made all or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of all or part of the Exercise Price and any withholding taxes.


SECTION 7. ADJUSTMENT OF SHARES.

     (a)  GENERAL.

     In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of an extraordinary dividend payable in a form other than Shares in an amount that has a material effect on the Fair Market Value of the Shares, a consolidation of the outstanding Shares into a lesser number of Shares, a recapitalization, a reclassification, reorganization, merger, consolidation, combination or a similar occurrence, the Board of Directors shall make appropriate adjustments in one or more of (i) the number of Shares available for future grants under Section 4, (ii) the number of Shares covered by each outstanding Option or (iii) the Exercise Price under each outstanding Option.

     (b)  RESERVATION OF RIGHTS.

     Except as provided in this Section 7, an Optionee shall have no rights by reason of (i) any subdivision or consolidation of shares of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of any class. Any issuance by the Company of shares of any class, or securities convertible into shares of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.


SECTION 8. SECURITIES LAW REQUIREMENTS.

     Shares shall not be issued under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the U.S. Securities Act, all other securities laws and regulations, and the regulations of any exchange or other securities market on which the Company's securities may then be traded.


SECTION 9. NO RETENTION RIGHTS.

     Nothing in the Plan or in any right or Option granted under the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Optionee) or of the Optionee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.


SECTION 10. DURATION AND AMENDMENTS.

     (a)  TERM OF THE PLAN.

     The Plan, as set forth herein, shall become effective on the date of its approval by the Company's shareholders. The Plan shall terminate automatically 10 years after its adoption by the Board of Directors and may be terminated on any earlier date pursuant to Subsection (b) below.

     (b)  RIGHT TO AMEND OR TERMINATE THE PLAN.

     The Board of Directors may amend, suspend or terminate the Plan at any time and for any reason; provided, however, that any amendment of the Plan which increases the number of Shares available for issuance under the Plan (except as provided in Section 7), or which materially changes the class of persons who are eligible for the grant of ISOs, shall be subject to the approval of the Company's shareholders. Shareholder approval shall not be required for any other amendment of the Plan.

     (c)  EFFECT OF AMENDMENT OR TERMINATION.

     No Option shall be granted and no Shares shall be issued under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Option previously granted under the Plan.


SECTION 11. DEFINITIONS.

     (a) "Affiliated Company" shall mean any corporation (other than the Company, a Parent or Subsidiary) in an unbroken chain of corporations beginning with a Parent, if each of the corporations other than the last corporation in the unbroken chain owns shares possessing more than 50% of the total combined voting power of all classes of shares in one of the other corporations in such chain.

     (b) "Board of Directors" shall mean the Board of Directors of the Company, as constituted from time to time or, if a Committee has been appointed, such Committee.

     (c) "Change of Control" of the Company shall mean any of the following events:

          (i) A transfer of the Company's equity securities to any person who was not a shareholder of the Company immediately prior to such transfer, if such person owns immediately after such transfer more than 50% of the voting power of the outstanding securities of the Company;

          (ii) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization more than 50% of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity; or

          (iii) The sale, transfer or other disposition of all or substantially all of the Company's assets.

     A transaction shall not constitute a Change in Control if its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

     (d) "Committee" shall mean a committee appointed by the Board of Directors, as described in Section 2(a).

     (e) "Company" shall mean ST Assembly Test Services Ltd, a company incorporated in the Republic of Singapore.

     (f) "Consultant" shall mean a person who performs bona fide services for the Company, a Parent or a Subsidiary or an Affiliated Company as a consultant or advisor, excluding Employees and Outside Directors.

     (g) "Disability" shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

     (h) "Employee" shall mean any individual who is an employee of the Company, a Parent or a Subsidiary or an Affiliated Company.

     (i) "Exercise Price" shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Board of Directors in the applicable Share Option Agreement.

     (j) "Fair Market Value" shall mean the fair market value of a Share, determined as follows:

          (i) if the Shares are listed on any established stock exchange or national market system, the Fair Market Value shall be the mean of the closing sales prices for a Share (or the closing bids, if no sales were reported) as quoted on such exchange or system for the last 5 market trading days prior to the date of grant, as reported on The Straits Times or such other source as the Board of Directors deems reliable; or

          (ii) in the absence of an established stock exchange market or quotation system for the Shares, the Fair Market Value shall be determined by the Board of Directors in good faith. Such determination shall be conclusive and binding on all persons.

     (k) "ISO" shall mean an Option intended to qualify as an employee incentive stock option, as described in Section 422(b) of the U.S. Tax Code.

     (l)  "Nonstatutory Option" shall mean an Option that is not an ISO.

     (m) "Option" shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

     (n)  "Optionee" shall mean an individual who holds an Option.

     (o) "Outside Director" shall mean an individual who (i) is a member of the Board of Directors or a member of the board of directors of a Parent, Subsidiary or Affiliated Company and (ii) is not an Employee.

     (p) "Parent" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns shares possessing more than 50% of the total combined voting power of all classes of shares in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

     (q) "Plan" shall mean this ST Assembly Test Services Ltd Share Option Plan 1999, as amended from time to time.

     (r) "Service" shall mean service as an Employee, Outside Director, or Consultant.

     (s) "Share" shall mean one ordinary share, of par value Singapore $0.25, in the capital of the Company, as adjusted in accordance with Section 7 (if applicable).

     (t) "Share Option Agreement" shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to the Optionee's Option.

     (u) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns shares possessing more than 50% of the total combined voting power of all classes of shares in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

     (v) "U.S. Securities Act" shall mean the Securities Act of 1933 of the United States of America, as amended, and the rules and regulations promulgated thereunder.

     (w) "U.S. Tax Code" shall mean the Internal Revenue Code of 1986 of the United States of America, as amended, and the rulings and regulations (including proposed regulations) promulgated thereunder.


SECTION 12. EXECUTION.

     To record the adoption of the Plan by the Company's shareholders, the Company has caused its authorized officer to execute the same.



                                            ST ASSEMBLY TEST SERVICES LTD


                                            By: /s/ Tan Bock Seng
                                                --------------------------------
                                                    Tan Bock Seng
                                            Title:  Chairman and Chief Executive
                                                    Officer